EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1	CUSIP No.: 59023V712	PRINCIPAL AMOUNT:
970,000 Units, $10 principal amount per Unit ($9,700,000 aggregate principal amount)

MERRILL LYNCH & CO., INC.

MEDIUM-TERM NOTES, SERIES C

Quarterly Income Strategic Return Notes®

(the “Notes”)

INDEX:	INDEX SPONSOR:	ORIGINAL ISSUE DATE:
U.S. Select Foreign Access 25 Buy-Write Index	Merrill Lynch International	October 1, 2008

STATED MATURITY:	STARTING VALUE:	INDEX ADJUSTMENT FACTOR:
September 27, 2013	100.00	1.00% per annum

CALCULATION AMOUNT:	EXCHANGE MONTH:	DEFAULT RATE:
$9.80 per Unit	September of each year from and including 2009 to and including 2012	The then current Federal Funds Rate, reset daily, as defined below, reset daily

CALCULATION AGENT:	DENOMINATIONS:	SPECIFIED CURRENCY:
Merrill Lynch, Pierce, Fenner & Smith Incorporated	Integral multiples of $10 Principal Amount, (each, a “Unit”)	United States dollar

BUSINESS DAY:	VALUATION DATE:	BANKING BUSINESS DAY:
A day on which the New York Stock Exchange (the “NYSE”) and The Nasdaq National Market are open for trading and the level of the Index is calculated and published.	September 20, 2013; provided, however, that if a Market Disruption Event (as defined herein) occurs on that day, the Valuation Date will be the next succeeding scheduled Business Day on which a Market Disruption Event has not occurred; provided, further,	Any day other than a Saturday or Sunday that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation, or executive order to close.

however, that if the Ending Value has not been determined (or, if not determinable, estimated by the Calculation Agent in a manner which is considered commercially reasonable under the circumstances) by the second scheduled Business Day prior to the Stated Maturity, then the Valuation Date will be that second scheduled Business Day before the Stated Maturity, regardless of the occurrence Market Disruption Event on that scheduled Business Day.

2

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) per Unit on the Stated Maturity or the Exchange Amount (as defined below) per Unit on an Exchange Date (as defined below).

Payment or delivery of the Redemption Amount or Exchange Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment on the Stated Maturity

Unless previously exchanged prior to the Stated Maturity, on the Stated Maturity a Holder shall receive a cash amount per Unit in United States dollars equal to the Redemption Amount per Unit. The “Redemption Amount” per Unit shall be determined by the Calculation Agent and shall equal:

Calculation Amount ×	(	Ending Value	)
Starting Value

For the purpose of determining the Redemption Amount, the “Ending Value” shall be determined by the Calculation Agent and shall equal the closing level of the Index on the Valuation Date.

The level of the Index will be reduced by the Index Adjustment Factor, deducted daily on the basis of an actual 365-day year.

Quarterly Payments on the Notes

The quarterly payments, if any, shall be paid in cash quarterly on the third Banking Business Day following each Commencement Date (as defined herein) and on the Stated Maturity.

A “Commencement Date” means the first scheduled Business Day following a Quarterly Payment Determination Date (as defined herein).

A “Quarterly Payment Determination Date” means the third Friday in each of March, June, September and December of each year, unless such third Friday is not a scheduled Business Day, in which case the Quarterly Payment Determination Date shall be the Business Day immediately preceding such third Friday.

The “Adjusted Quarterly Income” for a given Quarterly Calculation Period (as defined herein) shall equal the sum of Quarterly Income (as defined herein) from each stock which comprises the Index during that Quarterly Calculation Period, minus the amount subtracted from the level of the Index due to the application of the Index Adjustment Factor during that Quarterly Calculation Period.

The “Quarterly Income” of a stock which then comprises the Index for a given Quarterly Calculation Period shall equal the sum of (i) the cash dividends, if any, paid in respect of that stock during that Quarterly Calculation Period multiplied by the applicable Share Multiplier (as defined herein) and (ii) the value of premiums, if any, in respect of the related call options which are deemed to be sold on the stocks which then comprise the Index multiplied by the applicable Share Multiplier.

A “Quarterly Calculation Period” means a period from and including September 26, 2008 to but excluding the first Commencement Date and from and including each Commencement Date to but excluding the following Commencement Date; provided, however, that the final Quarterly Calculation Period means from and including the final Commencement Date to but excluding the Stated Maturity.

The “Share Multiplier” for each stock which then comprises the Index shall be determined by the Index Sponsor and will equal the number of shares of each stock which then comprises the Index, based upon the closing price of that stock on the last Business Day in October, so that on the last Business Day in October each new stock which then comprises the Index represents approximately an equal percentage of a value equal to the applicable Index.

If the Adjusted Quarterly Income for a given Quarterly Calculation Period is greater than zero on the related Quarterly Payment Determination Date, the Adjusted Quarterly Income shall be removed from the level of the Index effective as of the close of business on the related Quarterly Payment Determination Date and paid in cash on the third Banking Business Day following the applicable Commencement Date or on the Stated Maturity, as applicable.

If the Adjusted Quarterly Income for a given Quarterly Calculation Period is equal to or less than zero on the related Quarterly Payment Determination Date, no quarterly payment shall be made on the Notes.

All determinations made by the Calculation Agent, absent a determination of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

Market Disruption Event

“Market Disruption Event” means either of the following events as determined by the Calculation Agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on any of the primary exchanges on which the stocks which then comprise the Index trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Index or any Successor Index (as defined below); or

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on any exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to 20% or more of the stocks which then comprise the Index, the Index or any Successor Index.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event;

(3)	a decision to permanently discontinue trading in the relevant futures or options contracts related to one or more of the stocks which then comprise the Index, the Index, or any Successor Index, will not constitute a Market Disruption Event;

(4)	a suspension in trading in a futures or options contract on any stock which then comprises the Index, the Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to any stock which then comprises the Index, the Index, or any Successor Index;

(5)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(6)	for the purpose of clauses (A) and (B) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, shall be considered “material”.

Exchange of the Notes Prior to the Stated Maturity

This Global Note may be exchanged, at the option of a Holder, in whole or part (but only in whole Units), for a cash payment per Unit equal to the Exchange Amount on any Banking Business Day that occurs during an Exchange Notice Period (as defined herein) by delivering written notice from the Holder to the Trustee (in the form of Annex A attached hereto). To the extent that this Global Note is exchanged in part, the Principal Amount shall be reduced by the amount so exchanged and the Principal Amount then outstanding shall be as maintained in the records of the Trustee.

The cash amount received per Unit upon exchange (the “Exchange Amount”) shall be equal to the Redemption Amount per Unit, calculated as if the Exchange Date were the Stated Maturity, except that the Ending Value shall be equal to the Exchange Price (as defined below).

An “Exchange Notice Period” means the period from and including the first calendar day of the month of September to and including 12:00 noon in The City of New York on the third Friday of the month of September of 2009, 2010, 2011 and 2012; provided, however, if the third Friday of the applicable month of September is not a Banking Business Day, then the Exchange Notice Period shall be extended to 12:00 noon in The City of New York on the next succeeding Banking Business Day.

The “Exchange Price” per Unit shall equal the closing level of the Index on the first Business Day following the expiration of the applicable Exchange Notice Period; provided, however, that if a Market Disruption Event occurs on that day, the Exchange Price shall equal the closing level of the Index on the next succeeding scheduled Business Day on which a Market Disruption Event has not occurred; provided, further, however, that if the Exchange Price has not been determined (or, if not determinable, estimated by the Calculation Agent in a manner which is considered commercially reasonable under the circumstances) by the second scheduled Business Day prior to the Exchange Date, then the Exchange Price shall be determined on the second scheduled Business Day before the Exchange Date, regardless of the occurrence of a Market Disruption Event on that scheduled Business Day.

An “Exchange Date” shall be the fifth scheduled Business Day following the end of the applicable Exchange Notice Period. The Exchange Amount shall be paid five Banking Business Days after the Exchange Date.

Adjustments to the Index

If at any time the Index Sponsor makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index so that the Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in London, England, on each date that the closing level of the Index is to be calculated, make those adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of an index comparable to the Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Index.

Discontinuance of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a “Successor Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the Index Sponsor or any other entity for the Index and calculate the Ending Value as described above under “Payment on the Stated Maturity” or “Exchange of the Notes Prior to the Stated Maturity”, as applicable.

Upon any selection by the Calculation Agent of a Successor Index, the Company will cause notice to be given to Holders of this Global Note.

In the event that the Index Sponsor discontinues publication of the Index and:

•	the Calculation Agent does not select a Successor Index; or

•	the Successor Index is not published on a Business Day,

the Calculation Agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the Index as described below, the Successor Index or level shall be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If the Index Sponsor discontinues publication of the Index before the Valuation Date and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

•	the determination of the Ending Value; or

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Business Day. The Calculation Agent will arrange for information with respect to these values to be made available by telephone.

“Federal Funds Rate” means:

(1) the rate with respect to a particular interest determination date displayed on Reuters or any successor service on page FEDFUNDS1 under the heading “EFFECT” or any other page as may replace page FEDFUNDS1 on that service (“Reuters Page FEDFUNDS1”), or

(2) if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to

9:00 A.M., New York City time, on the Business Day (as defined below) following that interest determination date, or

(4) if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C and designated as Quarterly Income Strategic Return Notes® which are due on the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing the Notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

In case an Event of Default with respect to this Global Note has occurred and is continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each Unit, shall be equal to the Redemption Amount per Unit, if any, calculated as though the date of acceleration were the Stated Maturity.

In case of default in payment of this Global Note, whether on the Stated Maturity or upon exchange or acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that such payment of interest shall be legally enforceable, on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay with respect to each Unit the Redemption Amount per Unit or Exchange Amount per Unit, as applicable, hereof and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations, of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder and beneficial owner (by acceptance hereof) hereby agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat this Global Note for all tax purposes as a cash-settled financial contract linked to the level of the Index.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: October 1, 2008

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[Copy of Seal]

The Bank of New York Mellon, as Trustee	By:
Assistant Treasurer

By:	Attest:
Authorized Officer		Secretary

ANNEX A

FORM OF

OFFICIAL NOTICE OF EXERCISE

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

Quarterly Income Strategic Return Notes®

Linked to the U.S. Select Foreign Access 25 Buy-Write Index due September 27, 2013

Dated:

Merrill Lynch & Co., Inc.

15 Exchange Place

4th Floor

Jersey City, New Jersey 07302

Fax No.: (201) 593-7868

(Attn: Treasury)

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

as Calculation Agent

4 World Financial Center

25th Floor

New York, New York 10080

Fax No.: (212) 449-1897

The Bank of New York Mellon

Corporate Trust Administration

101 Barclay Street, Floor 8 West

New York, New York 10286

Fax No.: (212) 815-5704/5707

Dear Sir or Madam:

The undersigned holder of the Medium-Term Notes, Series C, Quarterly Income Strategic Return Notes® Linked to the U.S. Select Foreign Access 25 Buy-Write Index due September 27, 2013 of Merrill Lynch & Co., Inc. (the “Notes”) hereby irrevocably elects to exercise with respect to the $             principal amount of Notes indicated below, as of the date hereof, provided that such day is within the applicable Exchange Notice Period and subject to the restrictions as set forth under “Exchange of the Notes Prior to the Maturity Date” as described in the Pricing Supplement dated September 26, 2008 to the MTN prospectus supplement, general prospectus supplement and prospectus, each dated March 31, 2006. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date

Annex A-1

and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Exchange Amount shall be delivered in cash, in accordance with the terms of the Notes described in the Pricing Supplement.

Very truly yours,

[Name of Holder]

By:
[Title]

[Fax No.]
Dated:

Please designate your DTC Participant’s name and Participant Number and provide contact information below:

Name of DTC Participant:

DTC Participant Number:
Client Reference No. (optional):

DTC Participant Contact Information
Name:
Telephone No.:
Facsimile No.:
Email:

Principal amount of Notes surrendered for exercise of the right to receive the Exchange Amount:

$

Signature:

NOTICE: The signature on this Official Notice of Exercise must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

* Your signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee for the

Annex A-2

Signature Guaranteed Stamp*:	Securities, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Annex A-3

Receipt of the above Official Notice of Holder’s exchange right is hereby acknowledged

MERRILL LYNCH & CO., INC.,

as Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                INCORPORATED,

as Calculation Agent

By The Bank of New York Mellon

as Trustee

By:
Title:

Date and time of acknowledgment

Annex A-4

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                   attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

1